Exhibit 99.1

News Release

General Inquiries: (877) 847-0008

www.sanchezpp.com

Investor Contact: Charles C. Ward

                                (877) 847-0009

Sanchez Production Partners Completes Midstream Acquisition; Reiterates Distribution Plan and
Provides Management Updates

HOUSTON--(MARKETWIRED)--Oct.  14,  2015--Sanchez Production Partners LP (NYSE MKT: SPP) (“SPP” or the “Partnership”) today announced that it has closed its previously announced acquisition of pipeline, gathering and compression assets located in Western Catarina, in the Eagle Ford Shale in South Texas, from Sanchez Energy Corporation (NYSE: SN) (the “Western Catarina Midstream Transaction”).

As a result of the Western Catarina Midstream Transaction, the Partnership’s management intends to recommend that the board of directors of its general partner approve a plan to begin distributions at an initial annualized rate of $1.60 per unit.  Subject to approval of the plan at the board’s next regularly scheduled meeting, the Partnership anticipates that a distribution of $0.40 per unit will be paid in November 2015 for the third quarter 2015.  The Partnership expects to provide further distribution guidance and updates on plans for growth along with its third quarter 2015 earnings release in November 2015.

Management Commentary

“We see exciting times ahead for the Partnership,” said Gerry Willinger, Interim Chief Executive Officer of the general partner of SPP.  “We believe the Western Catarina Midstream

Transaction results in a balance sheet and distribution metrics that provide a solid base for future growth.  Our ability to execute the transaction under challenging conditions is a testament to the team we have assembled at the Partnership and the support we currently see for our strategic plan and path forward.  In today’s challenging energy market environment, we believe that the Partnership is well positioned to capitalize on new opportunities stemming from organic growth and the acquisition activity that we anticipate will increase as market conditions evolve.”

Acquisition Financing

In conjunction with the Western Catarina Midstream Transaction, the Partnership completed its previously announced sale of Class B Preferred Units to Stonepeak Infrastructure Partners (“Stonepeak”), a private equity firm that focuses on the infrastructure space.  The Partnership also completed amendments to its $500 million credit facility.  Pursuant to those amendments, the borrowing base under the credit facility increased from $110 million to $200 million, excluding the value of the Partnership’s Oklahoma and Kansas assets.  SPP currently has $106 million in debt outstanding under the credit facility, which matures in March 2020.  As a result of the amendments and lower utilization of the borrowing base, the interest rate paid by the Partnership on the debt outstanding decreased by 0.50%.

“We are very pleased with the strong support received in conjunction with the Partnership’s financing of the Western Catarina Midstream Transaction,” added Mr. Willinger.  “With bank commitments that exceeded our expectations, the amended credit facility and larger bank group provides the borrowing capacity, hedge capabilities, and bank support needed to quickly respond to the opportunities we see in the marketplace.  We look forward to working with our bank group as we grow the Partnership over time.”

Management Update

In connection with the issuance of the Class B Preferred Units, Stonepeak has received two seats on the board of directors of SPP’s general partner and has appointed Luke Taylor and Jack Howell to fill those seats.

Mr. Taylor is a Senior Managing Director with Stonepeak.  He has been investing in infrastructure for over 14 years, sits on the board of Paradigm Energy Partners, Casper Crude to Rail Holdings, and Energizing Co., and is a former director of Orion Holdings and Northstar Renewable

Power.  Prior to joining Stonepeak, Mr. Taylor was a Senior Vice President with Macquarie Capital based in New York.

Mr. Howell is a Principal with Stonepeak.  Prior to joining Stonepeak, he covered the oil and gas sector for Davidson Kempner, a hedge fund that focuses on distressed investments.  Prior to Davidson Kempner, Mr. Howell worked for Denham Capital, an energy-focused private equity firm.  Mr. Howell started his career in Credit Suisse’s oil and gas investment banking group.

Other Information

Additional information on the Western Catarina Midstream Transaction and related financing can be found in SPP’s filings with the Securities Exchange Commission (www.sec.gov), which are also available on SPP’s website  (www.sanchezpp.com).

About the Partnership

Sanchez Production Partners LP (NYSE MKT: SPP) is a publicly-traded limited partnership focused on the acquisition, development, ownership and operation of midstream and other energy production assets.  The Partnership owns an oil and natural gas gathering and processing system located in the Eagle Ford Shale in Dimmit and Webb Counties, Texas.  The Partnership also currently owns producing reserves in the Eagle Ford Shale in South Texas, the Gulf Coast region of Texas and Louisiana, and across several basins in Oklahoma and Kansas.  The Partnership announced in March 2015 that is exploring the possible divestiture of its assets and operations in Oklahoma and Kansas.

About Stonepeak

Stonepeak Infrastructure Partners (www.stonepeakpartners.com) is a North America focused private equity firm with a conservative yet opportunistic approach to infrastructure investing.  Stonepeak invests in businesses comprised of hard assets with leading market positions primarily in the following sectors:  Energy, Power and Renewables, Transportation, Utilities, Water and Communications.

Forward-Looking Statements

This press release contains, and the officers and representatives of the Partnership and its general partner may from time to time make, statements that are considered forward–looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934.

These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which may include statements about our: business strategy; acquisition strategy; financial strategy; anticipated effects of transactions; timing or ability to make, maintain and grow distributions; drilling locations; oil, natural gas and natural gas liquids reserves; realized oil, natural gas and natural gas liquids prices; production volumes; lease operating expenses, general and administrative expenses and development costs; future operating results; and plans, objectives, expectations, forecasts, outlook and intentions.  All of these types of statements, other than statements of historical fact included in this press release, are forward-looking statements.   In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology.

The forward-looking statements contained in this press release are largely based on our expectations, which reflect estimates and assumptions made by our management.  These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors.  Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control.  In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this press release are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward-looking events and circumstances will occur.  Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors listed in the “Risk Factors” section in our Securities and Exchange Commission (“SEC”) filings and elsewhere in those filings.  The forward-looking statements speak only as of the date made, and other than as required by law, we do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise.  These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.